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                                                                   Exhibit 99.02



                    CONSENT OF CAPITAL RESOURCES GROUP, INC.


         We hereby consent to the use of our opinion letter to the Board of Directors of Permanent Bancorp, Inc. to the Prospectus/ Proxy Statement relating to the proposed merger of Permanent Bancorp, Inc. with and into Old National Bancorp and to the references to our Firm and such opinion in such Prospectus/ Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                              Capital Resources Group, Inc.
                                              April 21, 2000